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Q3 2019 Worthington Industries Inc Earnings Call

EVENT DATE/TIME: MARCH 21, 2019 / 2:30PM GMT

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MARCH 21, 2019 / 2:30PM GMT, Q3 2019 Worthington Industries Inc Earnings Call

CORPORATE PARTICIPANTS

B. Andrew Rose Worthington Industries, Inc. - President

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Marcus A. Rogier Worthington Industries, Inc. - IR Officer & Treasurer

CONFERENCE CALL PARTICIPANTS

Michael David Leshock KeyBanc Capital Markets Inc., Research Division - Associate

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

PRESENTATION

Operator

Good morning, and welcome to the Worthington Industries' Third Quarter Fiscal 2019 Earnings Conference Call. (Operator Instructions) This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time. I'd like to introduce Marcus Rogier. Mr. Rogier, you may begin.

Marcus A. Rogier Worthington Industries, Inc. - IR Officer & Treasurer

Thank you, Paul. Good morning, and welcome to our third quarter earnings call. Before we begin, I'd like to remind everyone that certain statements made today are forward-looking within the meaning of the 1995 Private Securities Litigation Reform Act. These statements are subject to risk and uncertainties and could cause actual results to differ from those suggested. We issued our earnings release yesterday after the market close. Please refer to it for more detail on those factors that could cause the actual results to differ materially. This call is being recorded and will be made available later today on our worthingtonindustries.com website. On our call today are President, Andy Rose; and Vice President and CFO, Joe Hayek. Joe will start us off today.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Thank you, Marcus, and good morning, everyone. In Q3, we reported earnings of $0.46 per share versus $1.27 last year. Last year's EPS included a $0.62 per share benefit from the implementation of the Tax Cuts and Jobs Act. There were several unique items in Q3 as follows: we estimated inventory holding losses worth $11 million or $0.14 per share in the current quarter compared to a gain of $800,000 or $0.01 per share in Q3 last year. Pressure Cylinders recorded a charge of $13 million or $0.17 per share related to a replacement program for certain composite hydrogen fuel tanks. And Cylinders also recorded a net gain in the quarter of $11 million or $0.14 per share related to the sale of our solder business and certain brazing assets, which we sold during the quarter for approximately $28 million. We acquired the primary piece of the divested business as part of our acquisition of BernzOmatic in 2011, and the sale was prompted by our conclusion that it was no longer a part of our core growth strategy. Consolidated net sales increased by 4% to $874 million in Q3, however, our gross profit declined in the quarter by $37 million to $90 million as we continued to face headwinds driven by compressed direct spreads in Steel Processing, which were negatively impacted by inventory holding losses, wider spreads between steel and scrap prices and the tank replacement program charge I mentioned before in Pressure Cylinders. Our estimated annual tax rate was 23.3% versus 10.3% in the prior year quarter.

Turning to the businesses. Our reported revenues were down 2% in Pressure Cylinders. Excluding the impact of divestitures, Cylinder net sales were up just over 2% from Q3 last year, driven by increases in our Consumer Products and oil and gas business units. Cylinders operating income increased by 8% (corrected by the company after the call), but excluding divestitures, restructuring and the impact of the replacement program, operating impact -- operating income of $21 million was up 13% from Q3 last year, primarily due to improvements in our oil and gas business. While the Industrial and Consumer products BUs did not show year-over-year improvement in operating income in Q3, they performed well against tough comps. And late in the quarter, we began to see positive impacts from our efforts to increase margins in both of those businesses. Net sales in Steel Processing were $556 million, up 7% or $38 million over last year, due primarily to higher average direct selling prices driven by the higher price of steel. Total shipped tons were down 5.6% with direct shipments declining 6.6% and toll declining 4.4%. Direct tons were 57% of the mix, which is consistent with the prior year quarter.

Operating income of $10 million was down $21 million for the prior year. The quarter got off to a very slow start in December as auto builds declined and customers delayed orders, but January and February both showed improvement and were close to our expectations, excluding the negative impact of the $11 million inventory holding loss. Our core steel markets are stable, but currently we do expect inventory holding losses to continue into Q4 due to the decline in steel prices. Revenue in Engineered Cabs was up 3% year-over-year to $28 million in Q3, driven by higher average selling prices, partially offset by lower volumes. Operating losses for the quarter were $3.8

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MARCH 21, 2019 / 2:30PM GMT, Q3 2019 Worthington Industries Inc Earnings Call

million, a $300,000 improvement over the prior year. We saw a year-over-year improvement in both of our core cabs facilities of $1.5 million, and we also saw growth in backlog and sales in our new fabrication facility, so the profitability of that value stream should improve moving forward.

Equity income from our joint ventures during the quarter was up $1 million, driven primarily by WAVE, which improved by $2 million from Q3 last year, partially offset by declines in Serviacero and ArtiFlex. We received $21 million in dividends from our unconsolidated JVs during the quarter.

Cash flow from operations was $52 million in the quarter. We received $28 million from the proceed -- in proceeds from divestitures, spent $19 million on capital projects, distributed $13 million in dividends and paid $29 million to repurchase 800,000 shares of our stock at an average price of $35.72.

Yesterday, the board declared a $0.23 per share dividend for the quarter, payable in June, and increased the authorization on our stock repurchase program to an aggregate of 10 million shares.

Onto the balance sheet. Funded debt at quarter-end was flat sequentially at $750 million. Interest expense of $9 million was down slightly, and we ended the quarter with consolidated cash of $113 million and $548 million available under our revolving credit facilities.

Our adjusted EBITDA over the last 12 months, excluding restructuring and the replacement program, was $375 million, and our net-debt-to-trailing-EBITDA leverage ratio is roughly 1.7x. At this point, I'll turn it over to Andy.

B. Andrew Rose Worthington Industries, Inc. - President

Thanks, Joe, good morning, everyone. There continues to be a lot of noise in our third quarter results. As we stated last quarter, the biggest challenge we have been facing is the steel tariffs, which have created artificial pricing mechanics that should have minimal long-term impact on our business, but have created short-term margin pressure. Steel price fluctuations impacted all of our businesses  in Q3. Cylinders has been impacted by higher raw material input costs for steel and helium over the past few quarters, but we're finally beginning to see the benefit of price increases to cover these costs. Recent declines in steel prices hindered margins and volumes in Steel Processing. The good news is that demand remains good in almost all of our end markets, so as our mitigation strategies take effect to offset these cost pressures, we expect to see margins improve. We have a lot to be excited about at Worthington. Our annual strategic planning process is underway, and this year is the best it's ever been. We have energized leaders, many of whom are new, who are finding ways to accelerate the growth and profitability of our businesses using our strategic pillars of transformation, innovation and M&A.

With our strong balance sheet and cash flow, we continue to follow a balanced approach to capital allocation, pivoting to where we see the most value. Recently, we have found our stock to be an attractive investment, and our board agreed by expanding our share repurchase authorization up to 10 million shares. The M&A market is expensive right now, but our team continues to search for value-creating investments in and around our core, where we have strengths that give us an advantage. In the meantime, we are  divesting businesses that are either noncore or do not meet our return expectations. Sometimes your best work does not always manifest itself in record-setting quarterly earnings or cash flow. I believe that our employees are doing some of their best work right now to mitigate cost, build growth strategies and enable us to bring value to our customers in ways that will ultimately reward our shareholders. Thanks for your continued support of Worthington.

Marcus A. Rogier Worthington Industries, Inc. - IR Officer & Treasurer

At this point we will open it up for the operator to take questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) First question is from John Tumazos with John Tumazos Very Independent Research.

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MARCH 21, 2019 / 2:30PM GMT, Q3 2019 Worthington Industries Inc Earnings Call

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Thank you for taking my question. Could you explain the 50,000 ton fall in Steel Processing volume, it was a lot bigger drop than the rate of change in auto sales?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Sure, John, it's Joe. A lot of it was due to some of the automotive weakness we saw. I think, our numbers are down sort of 3.7% during the quarter for the domestic 3. We had a very slow December, as you might have imagined, as people waited for the January reset in pricing. And honestly, we couldn't catch up in January and February, though, those months were much better. And we saw a little bit of weakness across the board, a bit more in our coated business than in the other 2.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Andy, we love you, but your financial guide -- do you think that you need to spend more days in the quarter going out selling steel?

B. Andrew Rose Worthington Industries, Inc. - President

I don't know if we're -- if finance people are allowed to go out and sell, John, but you might be right, maybe I should look into that.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Excuse Me, I'm a shareholder and I'm happy to be a shareholder. Thank you.

B. Andrew Rose Worthington Industries, Inc. - President

Thank you, John. We appreciate you.

Operator

(Operator Instructions) We will next go to the line of Michael Leshock with KeyBanc Capital Markets.

Michael David Leshock KeyBanc Capital Markets Inc., Research Division - Associate

So, I'm just -- first question just looking -- and more color around the replacement program related to hydrogen fuel tanks. Is that something that you see will continue into 4Q?

B. Andrew Rose Worthington Industries, Inc. - President

Was your question, will it continue into the fourth quarter?

Michael David Leshock KeyBanc Capital Markets Inc., Research Division - Associate

Well, maybe just explain a bit on what happened there? And then what -- if it will continue?

B. Andrew Rose Worthington Industries, Inc. - President

Got you. Okay. So essentially, what happened here is, this dates back to 2012 to 2015. We sold hydrogen tanks to a customer that were built to ISO standards, but we didn't complete a few of the additional tests for full ISO certification. And for a number of factors related to that, we have decided to replace those cylinders for the customer. And the charge that we took in this quarter is, I'll call it, our best estimate of the total cost of that replacement program. So while the program will take about 6 months to complete, we're hopeful that the charge has been accurately estimated. Obviously, there could be some puts and takes there so the charge could go up or down a modest amount, but we're hopeful that we've got it kind of sized properly.

Michael David Leshock KeyBanc Capital Markets Inc., Research Division - Associate

Okay. And then looking at end markets, how is the business performance in oil and gas? And what do you expect there for the full year '19 going forward?

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MARCH 21, 2019 / 2:30PM GMT, Q3 2019 Worthington Industries Inc Earnings Call

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Sure. We expect continued quarter-over-quarter improvement there. They're continuing to make strides there, but with respect to end market, that's a reasonably small end market of ours. And so I would also go back to what Andy articulated earlier, which was most of our end markets, at the moment, seem to be showing a lot of resilience and some growth, and that's certainly the case in oil and gas business as well.

Michael David Leshock KeyBanc Capital Markets Inc., Research Division - Associate

Okay, then lastly on the WAVE joint venture. How should we think about equity earning there? Do you expect to be -- in full year '19, do you expect that to be better than full year '18?

B. Andrew Rose Worthington Industries, Inc. - President

Well, as you know, we don't give guidance on that, but WAVE's business, I will tell you that they're performing well right now. They've done a nice job of recovering the steel price increases, and so their margins have held up well and even expanded a little bit as a result of that. So as long as the construction markets continue to be strong then we expect they'll have a continued -- or have a good -- another good year.

Michael David Leshock KeyBanc Capital Markets Inc., Research Division - Associate

Ok, thank you.

Operator

(Operator Instructions) At this time, there are no further questions in queue we do have a follow-up from John Tumazos.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

The Cylinders business had a little better than a 6% margin. Is that attributable to the improvement in energy? Or were some other markets stronger? Were the price hikes catching up from the steel escalation quarters ago?

B. Andrew Rose Worthington Industries, Inc. - President

Yes, there's a couple of things going on there, John. One is, as you know in that business, when steel prices rise, their margins get compressed. And so it takes us a few quarters for that recovery to start to take effect. And in this quarter, we did start to see cost recovery in Pressure Cylinders. That will continue and even accelerate, hopefully, in the fourth quarter. We also saw a pretty significant improvement in oil and gas. Some of that is driven by revenue increases, some of it is also driven by profitability increases in that  business. So both of those things contributed to the -- to Pressure Cylinders.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

SG&A fell $9 million. Was that related to the fall in steel tons? Or were there other cost savings?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Yes SG&A as you know, it was related to our overall profitability, but the way that our compensation structure is set up, the SG&A is going to come down some from -- on a bonus and profit-sharing perspective as well.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Sorry to hear you guys got hurt too.

B. Andrew Rose Worthington Industries, Inc. - President

Well, that's the way capitalism works sometimes, John.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

You said the M&A business is a little expensive to look at. Maybe I stroked a little bit of fear in the listeners. The -- your shares at $35 buyback price were very attractive. Is it worth the time and money to spend looking at M&A opportunities?

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MARCH 21, 2019 / 2:30PM GMT, Q3 2019 Worthington Industries Inc Earnings Call

B. Andrew Rose Worthington Industries, Inc. - President

Well, I -- what I would tell you on that front is, we're always looking and having conversations as it relates to acquisitions. The majority of those conversations today are in and around our core businesses. And I mentioned pricing just because we also occasionally look at businesses that are outside of our core. They tend to be smaller, but things that we would consider venturing into. And the markets just -- there's a lot of competition, the purchase multiples tend to be very high. One of the reasons that we have been staying closer to our core is that there are a number of different reasons we can be a better buyer. We, obviously, bring a lot of synergies, we know the businesses and the markets very well, we know the players very well. So most of our effort is there, but I will tell you, those resources, if we didn't have them out looking at opportunities and having conversations, that -- they're not going to impact what we do on a share repurchase standpoint. We -- as you mentioned, we like our stock a lot. We're going through kind of a noisy period with respect to earnings the last couple of quarters, which we think we're rapidly moving through that. And as I mentioned in my comments, we feel really good about the way our businesses are positioned and some of the growth initiatives that we have. So it's a good time to invest in Worthington. That's sort of the view of that we have is as the management team, and I think that's the view that our board shares as well with their increase in the repurchase authorization.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Thank you.

Operator

At this time, there are no further questions in queue. Gentleman, that does conclude our conference for today. Thank you for your participation and for using AT&T TeleConference services. You may now disconnect.

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